Exhibit 99.2

Conference Call Script

Operator announces beginning of call, ending with:

Thank you. I will now turn the call over to Mr. Bill McKiernan, Chairman and CEO of CyberSource

Bill:

Thank you [operator name] and thank you all for joining us. Let me take a moment to introduce the people we have on the call today. I am joined by Bob Donahue, CEO of Authorize.Net Holdings, Inc., Roy Banks, President of Authorize.Net Corp, Tim O’Brien, CFO of Authorize.Net Holdings, Inc., and Steve Pellizzer, CFO of CyberSource. This call will be a approximately 30 minutes, as we are simultaneously briefing customers, partners, and employees today and need to keep on a pretty tight schedule. Indeed, I am here in Bellevue, Washington with Roy and his team briefing the Authorize.Net employees on the transaction. So we encourage you to view the press release available at WWW.CYBERSOURCE.COM for additional information beyond our brief prepared remarks. First, I’d like to ask Steve Pellizzer to outline the appropriate Safe Harbor provisions.

Steve:

Thanks, Bill. During the course of this teleconference, we will make certain forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, timing of closing, customer solutions and industry leadership are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in CyberSource’s and Authorize.Net’s Securities and Exchange Commission reports (including, but not limited to, CyberSource’s annual report on Form 10-K for the year ended December 31, 2006, and Authorize.Net’s Form 10-K for the year ended December 31, 2006, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CyberSource’s or Authorize.Net’s results could differ materially from CyberSource’s or Authorize.Net’s expectations in these statements. Neither CyberSource nor Authorize.Net assumes any obligation and they do not intend to update these forward-looking statements.

And now I’ll turn the call back to Bill McKiernan.

Bill:

Thanks Steve. I’m excited to announce that CyberSource has signed a definitive agreement to acquire Authorize.Net Holdings, Inc. I believe this transaction, once completed, will not only be one of the most important developments in the histories of both companies, but a key event in the evolution of global eCommerce.

CyberSource and Authorize.Net are very complementary businesses. Each has been a leader in its area of specialty – with CyberSource leading among mid-sized and enterprise eCommerce merchants, and Authorize.Net leading among small businesses. Each organization has a strong brand, platform, partner network and team. We intend to carefully preserve those assets and build on our respective success. This is an investment in growth and scale. The combination gives us full coverage of the industry, top to bottom, with domestic and global strength. It dramatically accelerates the initiatives CyberSource is already pursuing to penetrate the small business segment. Together, we will have more resources to innovate and deliver best of breed payment solutions to an industry that demands constant innovation. In the coming years, as more types of global payments move to web-based IP platforms, we believe CyberSource will be in the lead. Had the companies been combined in 2006, they would have processed more than 1.1 Billion transactions worth over $65 Billion dollars. We believe that this will be a company with scale and a substantial presence in the ecommerce industry.

We think this transaction is compelling for all our constituents.

For our respective customers, this transaction allows us to redouble our commitment to offer market-leading payment management solutions to enable them to be more competitive.

For our partners, we intend to build on the relationships each company has established to help our respective partners and resellers achieve their goals.

For our shareholders, and our employees, this is a story of growth and scale. We believe our broader coverage and combined resources will enable us to grow faster and more efficiently than either company could independently.

Based on the June 15, 2007 closing price of CYBS stock, the transaction would be valued at approximately $565 million, consisting of a combination of stock and cash. The shareholders of Authorize.Net will receive 1.1611 shares of CyberSource common stock for each share of Authorize.Net. Authorize.Net shareholders will also receive a pro-rata share of $125 million in cash that will come from the combined cash balances of both companies. After the transaction closes, we expect CyberSource shareholders will own approximately 53% of the combined company and Authorize.Net shareholders will own approximately 47% of the combined company. Since Authorize.Net Corp. is the only remaining business of Authorize.Net Holdings, Inc., we plan to close the Marlborough, Massachusetts-based office at the close of this transaction. We believe that the closing of the Massachusetts facility will result in $4—$6 million in savings and is the only cost synergy we are contemplating at this time. We believe the two businesses are highly complementary with very little redundancy. We are both in very high growth segments of the industry and need all the quality people we can get to continue to grow these businesses. We have great respect for the Authorize.Net team and the business they have built. We look forward to leveraging their success as a single entity in the web-based payment industry. To that end, we are delighted that Roy Banks will remain as president of Authorize.Net. We expect the transaction to close in late September or October once shareholder and regulatory approvals have been received. Obviously until that time both companies will operate as independent entities.

Let me ask Bob Donahue to share his perspective on this transaction.

Bob:

Thanks Bill. I just want to personally reinforce the message of my excitement about this deal for all the reasons Bill has detailed and especially the opportunity it presents to the shareholders of both companies. We believe the combined entity has the scale and breadth to rapidly innovate the finest products and solutions and, most importantly, to continue to enjoy attractive growth in the years ahead. The fit of these two companies from virtually every perspective is outstanding. We believe there are strong synergies, both operational and financial, between these two companies that will provide our customers and partners with the best solutions in the years ahead and first and foremost result in attractive returns for the shareholders.

Bill:

Thanks Bob. I’ll also invite Roy Banks to share his thoughts on the transaction before we allow for some Q&A.

Roy:

Thanks Bill. It’s important to note that our primary objective with this acquisition is to provide our customers and partners with the best payment solutions over the long term. This is about combining the businesses to produce the scale, expertise, and critical mass to accomplish that. Both these companies have great brands, platforms and teams. We also have great relationships with our customers and partners.

We consider these relationships to be a critical component of each company’s success, both now and in the future. This transaction will not change the commitment we have to our customers or partners. Indeed, as a combined company we believe we will have the scale and critical mass to deliver innovation more quickly and with greater impact.

Bill:

Thanks to both of you. Now to make the most of our remaining time, I think we should entertain questions. Operator, would you now open up the call for questions?

Additional Information and Where to Find It

CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

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